UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On February 28, 2012, Michael B. McGuinness was appointed to the position of Chief Accounting Officer and Global Controller of Monster Worldwide, Inc. (the “Company”). In this role, Mr. McGuinness will serve as the Company’s principal accounting officer.

Mr. McGuinness, who is 35 years old, had been the Company’s Vice President and Assistant Global Controller since July 2008. Prior to joining the Company, from March 2007 to July 2008 he was Director of Corporate Accounting at Verint Systems Inc., a publicly-traded provider of enterprise and security intelligence solutions, where he was responsible for global revenue accounting, external reporting and technical accounting. From 2004 to March 2007, Mr. McGuinness served as Senior Manager of External Reporting and Technical Accounting at Symbol Technologies, Inc., a publicly-traded company engaged in the business of manufacturing and servicing products and systems used in end-to-end enterprise mobility solutions. From 2002 to 2004, he was Manager of Internal Audit at Symbol Technologies. Before joining Symbol Technologies, Mr. McGuinness held a variety of audit positions at Arthur Andersen LLP in the Audit and Business Advisory Practice. Mr. McGuinness is a Certified Public Accountant in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: March 1, 2012